             SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.




                          FORM 8-K

                       CURRENT REPORT




           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



      Date or Report (Date of earliest event reported)
                      September 1, 1998



                       EEX CORPORATION
   (Exact name of Registrant as specified in its charter)


    Texas                 1-12905            75-2421863
(State or other         (Commission       (I.R.S. Employer
jurisdiction of         File Number)      Identification No.)
incorporation)



2500 CityWest Boulevard, Suite 1400, Houston, Texas    77042
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including Area Code  (713)243-3100

ITEM 5.   Other Events

Set forth below in its entirety is a News Release issued by EEX Corporation on September 1, 1998:


     EEX TESTS DISCOVERY WELL ON WEST CAMERON BLOCK 204

     HOUSTON,  TEXAS  (September 1, 1998) - EEX  Corporation

(NYSE:  EEX)  successfully completed the West Cameron  Block

204  Well No. 1 and tested a maximum daily flow rate  of  30 million cubic feet of gas and 86 barrels of condensate  with

3,415  psi  of  pressure on a 40/64 inch  choke.   The  well

logged  approximately 60 net feet of pay in  the  Cib  Carst sand  at  a  depth around 10,000 feet.  EEX is the  operator with a 60% working interest with the remaining interest held by  Petrobras.  Production is expected to begin early in the fourth quarter of this year.

      "This well was drilled and tested all within the month

of  August.  We hope to start producing the well  within  90 days  of the initial spud date," said Tom Hamilton, Chairman

and   President,  Chief  Executive  Officer.   "This   well,

together with our previously announced fast-track success at

South  Timbalier 217 (05/07/98) and the property trade  with

Energen  (08/05/98), should meaningfully  increase  our  gas production during the fourth quarter," Hamilton added.

           EEX plans to use available surplus facilities to accelerate the time from discovery to first production. An existing platform on Brazos Block 455 will be salvaged and reinstalled in approximately 50 feet of water at West Cameron 204.
     EEX Corporation is an oil and natural gas exploration and production company with activities currently focused in Texas, the Gulf of Mexico and Indonesia.
This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Although EEX believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political developments in foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the timing and extent of success in discovering, developing and producing or acquiring oil and gas reserves, and conditions of the capital and equity markets during the periods covered by the forward-looking statements. EEX's periodic reports filed with the Securities and Exchange Commission include a discussion of important factors that could cause actual results to differ materially from those indicated in forward-looking statements.

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     EEX Corporation

                                   By:  /s/ T. E. Coats
                                      -------------------
                                      T. E. Coats
                                      Vice President and
                                      Controller



Date:     September 2, 1998